UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 13, 2008

Neose Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-27718	13-3549286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

102 Rock Road Horsham, Pennsylvania		19044
(Address of principal executive offices)		(Zip Code)

(215) 315-9000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on September 17, 2008, Neose Technologies, Inc., a Delaware corporation (“Neose” or the “Company”) entered into a definitive agreement with BioGeneriX AG, a company organized under the laws of the Federal Republic of Germany (“BGX”), providing for the sale to BGX of certain intellectual property which relates to the discovery, research, development, commercialization or other exploitation of any compound or product developed relating to G-CSF and to certain other peptides and proteins for $22,000,000 in cash (the “Asset Sale”).

In addition, as previously disclosed, Neose and BGX are parties to a Research, Co-Development and Commercialization Agreement dated April 20, 2004, as amended on October 20, 2006, pursuant to which BGX and Neose are collaborating to develop a G-CSF compound (as amended, the “Collaboration Agreement”).  Under the terms of the Collaboration Agreement, Neose is responsible for supplying to BGX reasonable quantities of chemicals, enzymes and process reagents covered by certain technology developed by Neose (the “Process Reagents”).  From and after January 1, 2007, BGX became responsible for payment of the cost of such Process Reagents.

On October 13, 2008, Neose and BGX entered into a second amendment to the Collaboration Agreement (the “Second Amendment”), to be effective as of October 10, 2008, pursuant to which the parties agreed to begin transitioning responsibility for the supply of the Process Reagents from Neose to BGX, and to execute and deliver a separate supply agreement setting forth the respective rights, obligations and remedies of the parties with respect thereto.

Accordingly, on October 13, 2008, Neose entered into a Supply Agreement (the “Supply Agreement”), to be effective as of October 10, 2008, with BGX, pursuant to which the parties agreed to begin transitioning responsibility for the supply of the various Process Reagents under the Collaboration Agreement.  The Supply Agreement contemplates a two-tiered transition process consisting of a Transition Period (as defined below) followed by a Supply Period (as defined below).  Neose’s and BGX’s obligations vary under each of the foregoing periods.

Transition Period

Under the terms of the Supply Agreement, the Transition Period is the period commencing immediately upon the execution of the Supply Agreement and ending upon the earlier of (i) the date a third-party manufacturer, or CMO, is contracted by BGX to supply a certain Process Reagent and (ii) November 24, 2008.  Under the terms of the Supply Agreement, during the Transition Period, Neose will continue to identify, contract with, and manage the supply chain for the Process Reagents in accordance with the supply requirements provided by BGX to Neose.  Neose will further ensure the quality of and delivery of such Process Reagents in accordance with BGX’s requests.  In addition, Neose and BGX will use commercially reasonable efforts to transition the foregoing supply process from the control of Neose, to the control of BGX, which efforts shall include but not be limited to the production of documents relating to the Process Reagents.

During the Transition Period, in addition to the foregoing responsibilities, BGX will attempt to retain a suitable CMO, or CMOs, to manufacture the various Process Reagents.  BGX shall have the choice of utilizing its own manufacturing facilities for producing any Process Reagent or the ability to utilize CMOs to manufacture a Process Reagent, with the engagement of each such CMO subject to (i) the approval of Neose and (ii) the negotiation of an agreement with such CMO by BGX on specific terms set forth in the Supply Agreement.  BGX shall be responsible for also negotiating any quality agreements with such CMO.

Upon the successful completion of the Transition Period, which BGX is expected to complete within 50 days or otherwise notify Neose of its failure to do so, Neose shall have no further obligations to assist BGX in the manufacture or supply of the Process Reagents.

During the Transition Period, BGX shall reimburse Neose for the costs of (i) any Process

Reagents, (ii) any costs related to the transfer of the Process Reagents from Neose to BGX, and (iii) other reasonable costs as determined from time to time by the parties.

Supply Period

Upon successful completion of the Transition Period for any specified Process Reagent, a Supply Period shall commence for such Process Reagent (the “Supply Period”).  The Supply Period will continue until the Supply Agreement is terminated as further described below.

During the Supply Period, Neose shall transfer to BGX ownership of the applicable Process Reagent inventory and further cooperate with BGX on any open projects or outstanding work orders relating to such Process Reagent.  Further, under certain circumstances, during the Supply Period, Neose may purchase from BGX, and BGX is required to sell to Neose, limited research quantities of the Process Reagents.  In addition, during the Supply Period, Neose may purchase from BGX, and BGX is required to sell to Neose, commercial quantities of the Process Reagents for which Neose will be obligated to pay BGX.  It is the responsibility of each of Neose and BGX to ensure the quality of any Process Reagent purchased by such party during the Supply Period.

During the Supply Period, BGX is responsible for the payment of costs relating to (i) Process Reagents purchased by BGX and (ii) costs associated with any additional process development or technology transfer charged by a CMO.

General

The Supply Agreement may be terminated (i) by the mutual consent of both parties, or (ii) by the non-breaching party in the event of a material breach of the terms of the Supply Agreement or by the other party thereto, which is not otherwise cured within sixty (60) days.  The Supply Agreement may also be terminated in the event that a party to the Supply Agreement is dissolved or otherwise liquidated.  The Supply Agreement also contains certain customary confidentiality, ownership of improvements, limitation of liability and indemnification provisions.

The Supply Agreement terminates upon the expiration of the Collaboration Agreement and it is anticipated that, if the Asset Sale is consummated, then the Collaboration Agreement and Supply Agreement will terminate upon the closing of the Asset Sale.

The Supply Agreement also grants to BGX, subject to certain terms and conditions, a non-exclusive, royalty bearing license and the entitlement to grant both full and limited sublicenses to certain entities to make and have made the Process Reagents.

A copy of each of the Second Amendment and Supply Agreement will be filed as exhibits to the Company’s Form 10-K for the fiscal year ended December 31, 2008.

Forward-Looking Information Is Subject to Risk and Uncertainty

A number of the matters discussed in this Current Report on Form 8-K that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the Asset Sales (as defined below) will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include, among others: approval of the Asset Sales and the Plan of Complete Liquidation and Dissolution of the Company  (the “Plan of Liquidation”) by Neose’s stockholders; the timing of the stockholders meeting; satisfaction of various other conditions to the closing of the sale of the company’s assets to each of Novo Nordisk A/S (“Novo”) and BGX (the “Asset Sales”); termination of the asset purchase agreements related to the Asset Sales pursuant to their terms, the ability to settle certain contingent liabilities of Neose, the timing and amount of cash distributed to stockholders; and the risks that are described from time to time in Neose’s reports filed with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and subsequent Quarterly Reports on Form 10-Q. This current report on Form 8-K speaks only as of its date, and the Company disclaims any duty to update the information herein.

Additional Information and Where to Find It

In connection with stockholder approval of the Asset Sales and the Plan of Liquidation, the Company intends to file a proxy statement and other materials with the SEC. Stockholders of the Company are advised to read the proxy statement and any other relevant documents filed with the SEC when they become available because those documents will contain important information about the Asset Sales and the Plan of Liquidation.  Stockholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and Neose’s other filings with the SEC, may also be obtained from the Company by directing a request to A. Brian Davis, Senior Vice President and Chief Financial Officer, Neose Technologies, Inc., 102 Rock Road, Horsham, Pennsylvania 19044 or at www.neose.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the Asset Sales and the Plan of Liquidation. Information regarding the Company’s directors and executive officers is available in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on April 29, 2008.  Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOSE TECHNOLOGIES, INC.

Date: October 16, 2008	By:	/s/ A. Brian Davis
A. Brian Davis
Senior Vice President and Chief
Financial Officer